Patrick Industries, Inc. Completes Acquisition of Performance Graphics

ELKHART, Ind., Dec. 20, 2011 /PRNewswire/ -- Patrick Industries, Inc. (NASDAQ: PATK) (the "Company") announced today that it has completed the acquisition of the business and certain assets of Elkhart, Indiana-based Performance Graphics, a designer, producer and installer of exterior graphics for the recreational vehicle ("RV"), marine, automotive, racing and enclosed trailer industries.

"The acquisition of Performance Graphics, along with the recent acquisitions of the Praxis Group and A.I.A. Countertops, LLC, will allow the Company to further expand its penetration into the RV and industrial market sectors and increase its market share and per unit content," stated Todd Cleveland, President and Chief Executive Officer. "In addition, the acquisition presents synergistic opportunities not only for the Company, but for our customers. We are excited to leverage our operational talent and expertise and financial resources to help Performance Graphics meet our customers' graphics needs."

Performance Graphics' projected annualized 2011 revenues are approximately $1.7 million. The acquisition was primarily funded through borrowings under the Company's revolving credit facility. The business will continue to operate on a stand-alone basis under the "Performance Graphics" name in its existing manufacturing facility.

"Performance Graphics is a natural fit with Patrick's existing RV and commercial businesses, as it affords us the opportunity to enter a new product market with significant potential as a primary local supplier, that is not only complementary to our existing product lines, but will bring value to our customers in terms of innovation, price, flexibility and creativity. Additionally, the synergies between our existing talented design department and the creative Performance Graphics team will be an asset to both our customers and our organization," said Mr. Cleveland.

About Patrick Industries
Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 12 states. Patrick's major manufactured products include decorative vinyl and paper panels, countertops, wrapped profile mouldings, cabinet doors and components, interior passage doors, and slotwall and slotwall components. The Company also distributes drywall and drywall finishing products, wiring, electrical and plumbing products, electronics, cement siding, interior passage doors, roofing products, and other miscellaneous products.

Forward-Looking Statements
This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date hereof or otherwise. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

CONTACT: Julie Ann Kotowski, Patrick Industries, Inc., +1-574-294-7511, kotowskj@patrickind.com